Exhibit 99.6

IN THE UNITED STATES BANKRUPTCY COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA
In re: SKINNY NUTRITIONAL CORP., Debtor.	: : : : : :	Chapter 11 Bankruptcy No. 13-13972 (JKF)
SKINNY NUTRITIONAL CORP., Debtor/Plaintiff, v. TRIM CAPITAL, LLC, a Delaware Limited Liability Company, and PRIME CAPITAL, LLC, a Delaware Limited Liability Corporation, Defendants.	: : : : : : : : : : : : : : :	Adversary No. 13-0279 (JKF)

SETTLEMENT AGREEMENT BY AND AMONG SKINNY NUTRITIONAL, CORP.,
TRIM CAPITAL, LLC, PRIME CAPITAL, LLC, MICHAEL SALAMAN,
DACHSHUND, LLC, AND MARC CUMMINS

Debtor and debtor in possession Skinny Nutritional Corp.(“Skinny”) and Michael Salaman (“Salaman”) ( together with Skinny, the “Skinny Parties”), on the one hand, and Trim Capital LLC (“Trim”), Prime Capital, LLC (“Prime”), Dachshund, LLC (“Dachshund”), and Marc Cummins (“Cummins”) (collectively, the “Trim Parties”), 1 on the other hand, each intending to be legally bound by the promises, undertakings and covenants contained herein, do hereby enter into this Settlement Agreement, dated as of November 6, 2013 (the “Settlement Agreement”), and subject to and contingent upon approval of the Bankruptcy Court (as defined below) under and pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure, each on their own volition and, as appropriate, with full corporate authority, and with advice of counsel, and do hereby state and agree as follows:

1   Collectively, the Skinny Parties and the Trim Parties shall be referred to as the “Parties”.

WHEREAS, Skinny is an innovator and owner of certain trademarks and other intellectual property known as “Skinny Water” and related Skinny products (collectively, the “Trademarks”); and

WHEREAS, on or about June 28, 2012, Skinny and Trim entered in a Securities Purchase Agreement (the “SPA”); and

WHEREAS, contemporaneously with the execution of the SPA, the Debtor executed a Security Agreement (the “Security Agreement”) which, among other things, Trim alleges granted Trim a security interest and lien in all of the Debtor’s Accounts, Chattel Paper, Deposit Accounts, Equipment and Fixtures, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Rights in respect of Supporting Obligations, Commercial Tort Claims, money, cash equivalents, and all other assets that then or thereafter come into possession, custody or control of Skinny, and all proceeds of such collateral (collectively, the “Collateral” as defined in the Security Agreement), and Trim thereafter filed financing statements evidencing its asserted security interest and lien in the Collateral with recording officers in the Commonwealth of Pennsylvania and the State of Nevada; and

WHEREAS, as set forth in the Security Agreement, the asserted security interest and lien granted to Trim in Skinny’s Accounts and Inventory are junior to prior liens in those assets (the “UCF Collateral”, as defined in the Security Agreement) held by United Capital Funding Corp. (“UCF”) under a Factoring and Security Agreement dated April 1, 2009, and a letter of consent dated June 5, 2012 issued by UCF to Skinny and Trim; and

WHEREAS, on June 28, 2012, the Debtor and Trim executed a separate Intellectual Property Security Agreement (the “IP Security Agreement”) which granted Trim an asserted security interest and lien in all of the Debtor’s intellectual property, including trademarks (as defined in the IP Security Agreement, the “Trademarks”), copyrights, patent rights, goodwill of business, and income thereon (collectively, as defined in the IP Security Agreement, the “Intellectual Property Collateral,” and together with the Collateral, the “Trim Collateral”), and Trim thereafter filed financing statements evidencing its asserted security interest and lien in the Intellectual Property Collateral with recording offices in the Commonwealth of Pennsylvania, the State of Nevada, and other documents evidence its asserted security interest and lien in the Intellectual Property Collateral with the United States Patent and Trademark Office, the Canadian Registrar of Trademarks, and recording offices in other countries; and

WHEREAS, disputes arose between the Skinny Parties and the Trim Parties with respect to the relationship between them including, inter alia, the SPA and the asserted liens and claims of Trim; and

WHEREAS, in April 2013, Trim’s counsel purported to send a notice of UCC foreclosure sale (the “UCC Sale”) by virtue of which it sought to foreclose its alleged security interests and liens in the Trim Collateral, and scheduled the UCC Sale for May 3, 2013 at 10:00 a.m.; and

WHEREAS, prior to the completion of the UCC Sale, Skinny filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the “Bankruptcy Court”) for relief under Chapter 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”); and

WHEREAS, on or about May 14, 2013, Skinny initiated the above captioned adversary proceeding (the “Adversary Proceeding”) against Trim and Prime which alleged counts against Trim and Prime for, among other things: avoidance and recovery of alleged preferences, fraudulent transfers and post-petition transfers to Trim and Prime; turnover of assets alleged to be property of Skinny’s bankruptcy estate; determination of the secured status of Trim and Prime; and injunctive relief against Trim and Prime; and

WHEREAS, on or about May 17, 2013, the Bankruptcy Court entered a Consent Order resolving Skinny’s request for a temporary restraining order and preliminary injunction against Trim, and stating that, among other things: (a) the UCC Sale was ineffective, null and void; (b) Skinny remained the owner of record of all of the Trademarks; and (c) Trim remained the holder of its security interests and liens in and on the Trademarks, subject to Skinny’s objections and  claims in the Adversary Proceeding, which objections and claims Trim and Prime deny (although no answer has yet been filed).

WHEREAS, on or about June 3, 2013, Trim filed a motion to dismiss or convert Skinny’s bankruptcy case to a case under Chapter 7 of the Bankruptcy Code or in the alternative, to terminate the automatic stay or grant Trim adequate protection (the “Motion to Dismiss”); and

WHEREAS, Skinny’s counsel has indicated to Trim’s counsel that Skinny has additional claims against the Trim Parties (the “Additional Claims”), which claims the Trim Parties deny; and

WHEREAS, on June 29, 2012, Dachshund loaned Salaman $102,500 so that Salaman could purchase an interest in Trim, and Salaman in return issued a Demand Promissory Note (the “Note”) in favor of Dachshund; and

WHEREAS, litigation to enforce the Note was commenced by Dachshund in the Supreme Court of the State of New York, County of New York, Index No. 154220/2013 in the action entitled Dachshund, LLC v. Michael Salaman (the “Dachshund Litigation”); and

WHEREAS, on August 28, 2013, the Court in the Dachshund Litigation granted summary judgment to Dachshund and ordered Salaman to pay Dachshund the amount of $102,727, along with interest, costs and attorney’s fees to be determined at an inquest scheduled for January 9, 2014; and

WHEREAS, from time to time, Skinny and Trim have consensually extended the deadlines relating to the Motion to Dismiss and the Adversary Proceeding in an effort to reach a global resolution of their differences; and

WHEREAS, in connection with the Adversary Proceeding, the Motion to Dismiss and the Additional Claims, the Skinny Parties and the Trim Parties have engaged in extensive negotiations such that each is fully apprised of the other’s legal positions with respect to the claims between and among the Skinny Parties, on the one hand, and the Trim Parties, on the other hand; and

WHEREAS, Trim timely filed a proof of a secured claim in the Skinny bankruptcy case for amounts claimed to be owed it under and in connection with the SPA and the asserted security interests and liens in the Trim Collateral; and

WHEREAS, the Skinny Parties and the Trim Parties have, with the full assistance of their respective counsel, determined that a resolution of the various pending matters, including the Adversary Proceeding, the Motion to Dismiss and the Dachshund Litigation, and their differences and disputes, best serves the interest of the Parties, and each of them, on the terms and conditions set forth in this Settlement Agreement.

NOW THEREFORE, THE PARTIES ABOVE LISTED AND EACH OF THEM, JOINTLY AND SEVERALLY, AND EACH INTENDING TO BE LEGALLY BOUND, DO HEREBY STIPULATE AND AGREE AS FOLLOWS:

1.           This Settlement Agreement is subject to the entry of an order of the Bankruptcy Court, in form and content reasonably satisfactory to the Parties (the “Approval Order”), after notice and a hearing (which may be expedited pursuant to applicable court rules), which has become a final order, i.e., the period for appeal has expired without any timely-filed notice of appeal, and the order is not then subject to any stay, appeal or petition for review.  The hearing on the motion for entry of the Approval Order shall occur and be completed simultaneously with the hearing on a motion by Skinny for approval of bidding procedures (the “Bidding Procedures”) in connection with a proposed auction sale of substantially all of its assets pursuant to a stalking horse purchase agreement, subject to higher and better offers (such sale, or any other sale of Trim Collateral approved by the Court, collectively, the “Sale”), and the Approval Order shall be entered no later than the date of entry of an order approving the Bidding Procedures.

2.           Effective on the day on which the Approval Order has become a final order, Trim’s secured claim shall be deemed and treated as allowed against Skinny and its bankruptcy estate, for all purposes, as a secured claim in the amount of seven hundred and fifty thousand dollars ($750,000.00), without reduction, surcharge, subordination or setoff of any nature (the “Allowed Trim Claim”), the Debtor’s objections to allowance of the Allowed Trim Claim shall be deemed withdrawn with prejudice, for all purposes, and Trim’s Liens in the Trim Collateral shall be deemed acknowledged, validated and confirmed as valid and perfected first priority liens against the Trim Collateral for all purposes, senior to all other liens and security claims granted by Skinny in the Trim Collateral and not subject to any surcharge, subordination, or to any superpriority right of payment held by any other creditor or party in interest against Skinny or its bankruptcy estate (the “Allowed Trim Liens”), except that, as set forth in the Security Agreement, the Allowed Trim Lien in the UCF Collateral shall be deemed acknowledged, validated confirmed as valid and perfected second priority liens subordinate to the security interest granted by Skinny to UCF in the UCF Collateral and to any superpriority right of payment granted to UCF from the proceeds of the UCF Collateral.  At the same time, Trim shall be deemed to have waived with prejudice, for all purposes, any general unsecured claim against Skinny that it has or may have for the deficiency in the amount of any claim it has or may have in excess of the Allowed Trim Claim.

3.           Settlement Payment.  Trim shall receive, in full and final settlement, release and discharge of the Allowed Trim Claim and the Allowed Trim Liens, the lump sum payment in cash without any reduction, surcharge or offset of any nature, from the first proceeds of the Sale of the Trim Collateral received by Skinny or its bankruptcy estate at the Closing of the Sale (“Closing”), in the amount of seven hundred and fifty thousand dollars ($750,000.00) (the “Settlement Payment”).  The Settlement Payment must be made so as to be received by Trim at the earlier of (a) the Closing; or (b) February 14, 2014 (“Settlement Deadline”), unless the Settlement Deadline is otherwise extended, by order of the Court for cause after notice and a hearing, or with the consent of Trim which will not be unreasonably withheld.

4.           Subject to paragraph 7 of this Settlement Agreement, the Parties shall be deemed to have granted releases as follows:

a.           Release by the Trim Parties.  The Trim Parties and each of them, on behalf of themselves and their respective subsidiaries, affiliates, managers, members, directors, officers, employees, attorneys, agents, representatives, predecessors, successors and assigns (collectively the “Trim Releasors”), do hereby fully, absolutely, and irrevocably release, remise, acquit and forever discharge the Skinny Parties and each of them, and their respective predecessors, subsidiaries and affiliates, their current and former managers, members, directors, officers, employees, attorneys, agents, representatives, successors and assigns, and all guarantors, partners, agents, servants, officers, directors, contractors, professionals, employees, representatives, administrators, trustees. owners, beneficiaries, assigns and heirs of any of them, in any capacity whatsoever (all of the foregoing, collectively the (“the Skinny Released Parties”), from any and all manner of actions, causes of action, suits, debts, accounts, contracts, agreements, controversies, judgments, damages, claims, liabilities, security interests and demands of any nature whatsoever, whether known or unknown, contingent or matured, direct or indirect, in law or in equity, asserted or which might have been asserted, which the Trim Releasors or any of them ever had, now have or hereafter shall or may have against the Skinny Released Parties (or any of them) for, upon or by reason of any act, transaction, practice, conduct, matter, cause or thing of any kind whatsoever that arose or occurred on or prior to the date of this Settlement Agreement, whether or not now known, including, without limitation, the Allowed Trim Claim and the Allowed Trim Liens (except to the extent that the Allowed Trim Claim and the Allowed Trim Liens survive under the circumstances provided in Paragraph 7b(1) of this Settlement Agreement), the Dachshund Litigation, and the Motion to Dismiss.

b.           Release by The Skinny Parties.  The Skinny Parties and each of them, on behalf of themselves and their respective subsidiaries, affiliates, managers, members, directors, officers, employees, attorneys, agents, representatives, predecessors, successors and assigns (collectively the “Skinny Releasors”), do hereby fully, absolutely, and irrevocably release, remise, acquit and forever discharge the Trim Parties and each of them, and their respective predecessors, subsidiaries and affiliates, and their current and former managers, members, directors, officers, employees, attorneys, agents, representatives, successors and assigns, and all guarantors, partners, agents, servants, officers, directors, contractors, professionals, employees, representatives, administrators, trustees, owners, beneficiaries, assigns and heirs of any of them, in any capacity whatsoever (all of the foregoing, collectively the “Trim Released Parties”), from any and all manner of actions, causes of action, suits, debts, accounts, contracts, agreements, controversies, judgments, damages, claims, liabilities, security interests and demands of any nature whatsoever, whether known or unknown, contingent or matured, direct or indirect, in law or in equity, asserted or which might have been asserted, which the Skinny Releasors or any of them ever had, now have or hereafter shall or may have against the Trim Released Parties (or any of them) for, upon or by reason of any act, transaction, practice, conduct, matter, cause or thing of any kind whatsoever that arose or occurred on or prior to the date of this Settlement Agreement, whether or not now known, including, without limitation, the Adversary Proceeding and the Additional Claims.

c.           Operation and Effect.  The releases set forth in paragraphs 4(a) and 4(b) above shall not discharge or relieve the Parties of their respective obligations pursuant to this Settlement Agreement.

d.           Full and Final Releases.  The Parties to this Settlement Agreement intend the releases given by them, on and as of the date on which they become effective pursuant to paragraph 7, to be full and final releases covering all claims and possible claims of any nature or description whatsoever and that such releases shall apply not only to such claims as are now known, suspected, anticipated or disclosed to any or all of Skinny Releasors or the Trim Releasors, as the case may be, but also to all such claims which are presently unknown, unsuspected, unanticipated, and undisclosed to any or all of Skinny Releasors or the Trim Releasors, as the case may be, and which may have arisen prior to the date of this Settlement Agreement.

5.           Documentation Regarding Release of Security Interests and Liens.  Trim and the Trim Parties agree that, upon and after the payment of the Settlement Payment, Trim and/or the Trim Parties, at the sole expense of Skinny, shall execute and cause to be filed any and all documents reasonably determined by Skinny to be necessary to release, satisfy and/or withdraw all of Trim’s security interests and liens in the Trim Collateral, including but not limited to filing Uniform Commercial Code termination statements in the Pennsylvania Department of State Corporation Bureau and the Nevada Secretary of State, and taking any and all action necessary to withdraw and satisfy the security interest in the Trademarks with the U.S. Patent and Trademark Office and the Canadian Registrar of Trademarks.

6.           Release of Credit Bid and Associated Rights.  Except as otherwise provided in this Settlement Agreement, Trim, in exchange for the promises contained herein, and provided that the first proceeds to be received by Skinny or its bankruptcy estate from the Sale and Bidding Procedures proposed by Skinny are sufficient to pay the Settlement Payment as provided in this Settlement Agreement, waives (i) any right to participate as a secured creditor in any chapter 11 plan filed, sponsored or co-sponsored by Skinny; (ii) any right to object to the Bidding Procedures or Sale; (iii) any right to credit bid at the Auction; and/or (iv) any rights under Section 1111(b) of the Bankruptcy Code.

7.           Effect of Completion of Closing, or Failure of Sale and Closing.

a.           Completion of Closing.  In the event that the Closing is completed on or before the Settlement Deadline, then upon the payment to, and collection by, Trim of the Settlement Payment:

(1)           The releases under paragraphs 4a, 4b, 4c and 4d of this Settlement Agreement shall be deemed to be in full force and effect according to their terms, automatically, without further notice, action or order; and

(2)           The Adversary Proceeding shall be deemed to have been dismissed by Skinny, with prejudice, and without costs against any party, provided that within ten (10) calendar days thereafter, Skinny shall file a notice of voluntary dismissal of the Adversary Proceeding, with prejudice, and without costs against any party; and

(3)           The Motion to Dismiss shall be deemed to have been withdrawn by Trim, with prejudice, and without costs against any party, provided that within ten (10) calendar days thereafter, Trim shall file a notice of voluntary withdrawal of the Adversary Proceeding, with prejudice, and without costs against any party; and

(4)           The Dachshund Litigation shall be deemed to have been dismissed by Dachshund, with prejudice, and without costs against any party, provided that within ten (10) calendar days thereafter, Dachshund and Salaman shall file a stipulation of discontinuance of the Dachshund Litigation, with prejudice, and without costs against any party, and Dachshund shall cause any judgment that may have been entered in the Dachshund Litigation to be vacated; and

(5)           Salaman shall be deemed to have assigned and conveyed to Dachshund (or to such other person or entity that Dachshund may designate to Salaman in writing), irrevocably and unconditionally, all of Salaman’s right, title and interest of any nature in, and as a member, of Trim (the “Salaman Assignment”).  Salaman hereby irrevocably makes, constitutes, and appoints Cummins, with full power of substitution, his true and lawful attorney, in his name, place, and stead (it being expressly understood and intended that the grant of such power of attorney is coupled with an interest) to execute, sign, acknowledge, and do all things which Cummins deems necessary or desirable to effectuate and implement the Salaman Assignment in accordance with the terms of this Settlement Agreement.

b.           Failure of Sale and Closing.  In the event that (i) the Auction does not result in an accepted offer for the Sale, (ii) the Court refuses to approve the Sale for any reason, (iii) prior to the earlier of the Closing or the Settlement Deadline, Skinny’s bankruptcy case is converted from a chapter 11 case to a chapter 7 case, a chapter 11 trustee is appointed for Skinny, or Skinny’s bankruptcy case is dismissed, or (iv) the Closing of the Sale approved by the Court, or any other sale of the Trim Collateral approved by the Court, does not occur or is not completed for any reason by the Settlement Deadline, then, on the occurrence of the first to occur of the any of the events identified above in this paragraph:

(1)           The releases under subparagraphs 4a, 4b, 4c and 4d of this Settlement Agreement shall be deemed effective, except that the Allowed Trim Claim and the Allowed Trim Liens shall then and thereafter remain in full force and effect and, notwithstanding paragraph 6 of this Settlement Agreement, Trim shall then and thereafter have any and all rights in the Allowed Trim Claim and the Allowed Trim Liens to which it is entitled under the Bankruptcy Code and applicable non-bankruptcy law (“Bankruptcy Rights”) including, without limitation, the right to credit bid the Allowed Trim Claim in any sale of any Trim Collateral, or to seek relief from the automatic stay to pursue its rights regarding the Trim Collateral under applicable non-bankruptcy law, and the Skinny Parties shall be deemed to have acknowledged and shall not oppose or hinder Trim’s exercise of any of the Bankruptcy Rights; and

(2)           The actions and events specified in subparagraphs 7a(2), 7a(3), 7a(4) and 7a(5), and paragraph 9 of this Settlement Agreement shall occur and shall have the same force and effect as provided by such subparagraphs.

8..           Representation by Salaman.  Salaman represents and warrants that he owns his membership interest in Trim outright and solely in his own name, individually, and that such interest is free and clear of any liens, claims, charges, and encumbrances of any nature

9.           Covenant Not to Sue.  Pending the occurrence of the operative events under subparagraphs 7a or 7b, and effective upon full execution of this Settlement Agreement by the Parties but subject to the entry of the Approval Order, each of the Skinny Releasors does hereby covenant and agree not to commence or prosecute any action or proceeding against any of the Trim Released Parties in any action or proceeding on any matter whether or not now known, based upon any act, transaction, practice or conduct of any of the Trim Released Parties that occurred prior to the date of this Settlement Agreement.  Each of the Trim Releasors does hereby covenant and agree not to commence or prosecute any action or proceeding against any of the Skinny Released Parties in any action or proceeding on any matter whether or not now known, based upon any act, transaction, practice or conduct of any of the Skinny Released Parties that occurred prior to the date of this Settlement Agreement.

10.          No Reliance.  Each of the Parties hereto represents, warrants and agrees that in executing and entering in to this Settlement Agreement, such Party:  (i) has been represented by legal counsel, has reviewed this Settlement Agreement with such counsel, and fully understands the binding legal effect of this Settlement Agreement; and (ii) is not relying and has not relied upon any representation, promise or statement made by anyone which is not specifically recited, contained or embodied in this Settlement Agreement.

11.          Non-Assignment of Claims.  The Parties hereto each represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand or cause of action relating to any matter covered herein.

12.          Predecessors, Successors and Assigns.  This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, predecessors, trustees, successors and assigns, and on any bankruptcy trustee that may be appointed for Skinny.

13.          Authorization.  The Parties hereto represent and warrant that each of them is authorized and of full capacity to make, execute and deliver this Settlement Agreement.

14.          Integration and Modification.  This Settlement Agreement constitutes and is intended to constitute the entire agreement of the Parties concerning the releases and other obligations which are the subject matter hereof.  No covenants, agreements, representations or warranties of any kind whatsoever have been made by any Party hereto, except as specifically set forth herein.  All prior discussions and negotiations with respect to the releases which are the subject matter hereof are superseded by this Settlement Agreement.  No subsequent alteration, amendment, change, modification or addition to this Settlement Agreement shall be binding unless reduced to writing and signed by the Parties hereto.

15.          Jurisdiction.  The Parties consent to Bankruptcy Court jurisdiction over this Settlement Agreement, which Court shall retain jurisdiction to interpret and enforce the terms of this Settlement and the Approval Order.

16.          No Admission.  This Settlement Agreement is not intended to be and shall not be deemed, construed or treated in any respect as an admission of liability or wrongdoing by any person or entity for any purpose.

17.          Construction.  The terms and provisions of this Settlement Agreement shall be construed in accordance with their plain meaning, without regard for any canons or principles of construction requiring interpretation against the Party responsible for the preparation of same, or for any other inconsistent or contradictory canons or principles of construction.

18.          Counterparts; Telecopy Signatures.  This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes, and all of which taken together shall constitute one and the same instrument.  The delivery of a telecopy, PDF or facsimile signature by any Party hereto shall have same legally binding effect as the delivery of an original signature.

19.          Notices:  Notices under this Settlement shall be given to the Parties at the following addresses (or such other address as a Party may designate in writing), by hand delivery or by email, and shall be effective upon receipt:

If to any Skinny Party:
Obermayer Rebmann Maxwell & Hippel LLP
Attn:           Edmond M. George, Esquire, and
Michael D. Vagnoni, Esquire
One Penn Center, 19th Floor
1617 John F. Kennedy Blvd
Philadelphia, PA 19103
edmond.george@obermayer.com
michael.vagnoni@obermayer.com

If to any Trim Party:	Pryor Cashman LLP Attn: Richard Levy, Jr., Esquire, and Lawrence Spector, Esquire 7 Times Square New York, NY 10036 rlevy@pryorcashman.com lspector@pryorcashman.com

20.          Headings.  The headings set forth in this Settlement Agreement are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

21.          Further Assurances.  From time to time after the date hereof, each Party will execute and deliver such instruments and documents and do such further acts as may be reasonably requested by the other Party in order to carry out the purpose of this Settlement Agreement.

[Signatures appear on the following pages]

WHEREAS, the Parties hereto have executed this Settlement Agreement on the dates set forth below.

Witnessed by:

Trim Capital, LLC
By: Marc Cummins, Manager

Date

Prime Capital, LLC
By: Marc Cummins, Manager

Date

Marc Cummins, individually

Date

Dachshund, LLC
By: Marc Cummins, Manager

Date

Skinny Nutritional Corp.,
Debtor and Debtor in Possession
By: Michael Salaman, President

Date

Michael Salaman, individually

Date